UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2026

Iterum Therapeutics plc

(Exact name of Registrant as Specified in Its Charter)

Ireland	001-38503	Not applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25 North Wall Quay
Dublin 1, Ireland		Not applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: +353 1 6694820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, par value $0.01 per share	ITRM	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously reported, on February 24, 2026, Iterum Therapeutics plc (the “Company”) received a delisting determination letter (the “Prior Determination Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that as a result of the Company’s failure to maintain a minimum bid price of $1.00 per share for continued listing on The Nasdaq Capital Market, the Company’s ordinary shares were scheduled for delisting and would be suspended from trading on Nasdaq (the “Prior Delisting Determination”). On March 3, 2026, the Company requested a hearing of the Prior Delisting Determination before an independent Nasdaq Hearings Panel (the “Panel”), which automatically stayed any suspension or delisting action pending the hearing.

Also as previously disclosed, on March 27, 2026, the Company filed a petition in the High Court in Ireland to wind up the Company (the “Winding Up Petition”). In connection with the filing of the Winding Up Petition, the Company advised Nasdaq that it is withdrawing its appeal of the Prior Delisting Determination. Therefore, on March 30, 2026, the Company received a further letter from Nasdaq, notifying the Company that as a result of the Company withdrawing its appeal of the Prior Delisting Determination, the staff of Nasdaq has determined that the Company’s ordinary shares will be delisted from Nasdaq.

Trading of the Company’s ordinary shares will be suspended at the opening of business on April 1, 2026, and a Form 25-NSE will be filed with the Securities and Exchange Commission (the “SEC”), which will remove the Company’s ordinary shares from listing on Nasdaq.

Item 8.01. Other Events.

Given the Company’s limited cash resources and the ongoing winding up process by Damien Murran and Jennifer McMahon of Teneo Restructuring (Ireland) Limited as the joint provisional liquidators, the Company does not expect to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2025 or make any other future filings with the Securities and Exchange Commission.

Cautionary Note Regarding Forward-looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding the process and potential outcomes of the potential winding up of the Company and delisting of the Company’s ordinary shares from Nasdaq and the Company’s expectation that it will not continue to file reports with the SEC. In some cases, forward-looking statements can be identified by words such as “may,” “believes,” “intends,” “seeks,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “would,” “will,” “future,” “potential” or the negative of these or similar terms and phrases. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements include all matters that are not historical facts. Actual future results may be materially different from what is expected due to factors largely outside the Company’s control, including risks and uncertainties concerning the approval by the Irish High Court of the Winding Up Petition; risks and uncertainties regarding the Company’s ability to effect an orderly winding up of its business; the timing of delisting of the Company’s ordinary shares from Nasdaq; any potential proceedings that may be brought by third parties in connection with the petitions or the potential sale of all or some of the Company’s assets; uncertainty regarding obtaining the Irish High Court’s approval of the potential sale of all or some of the Company’s assets or other terms and conditions to any such potential sale; uncertainties regarding the ability of shareholders and other stakeholders to realize any value or recovery as part of the winding up process; risks resulting from the Company’s expectation that it will no longer file reports with the SEC; and other factors discussed under the caption “Risk Factors” in its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2025 filed with the SEC on November 14, 2025, and other documents filed with the SEC from time to time. Forward-looking statements represent the Company’s beliefs and assumptions only as of the date of this Current Report. Except as required by law, the Company assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

SIGNATURES

Authority and Capacity of Signatories

The joint provisional liquidators are signing this report in their capacity as provisional liquidators of the Company only. Any personal liability is expressly excluded and their firm shall be under no liability affecting them personally or their estate.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Iterum Therapeutics plc

Date:	March 31, 2026	By:	/s/ Damien Murran
Damien Murran Joint Provisional Liquidator For & on behalf of Iterum Therapeutics plc (In Provisional Liquidation)